Exhibit 99.1
At the Company:
Akorn, Inc.
Arthur S. Przybyl, Pres. and CEO
Jeffrey A. Whitnell, CFO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn, Inc. Reports Third Quarter 2006
Revenues of $14.5 million and 41% Gross Margin
Buffalo Grove, IL, October 30, 2006 — Akorn, Inc. (AMEX: AKN) today reported net sales of $14.5 million for the third quarter 2006, an increase of 32% vs. third quarter 2005 net sales of $11.0 million. Gross profit of $6.0 million or 41% of third quarter 2006 net sales, represents an increase of 62% vs. gross profit of $3.7 million or 33% of net sales for the third quarter 2005. Net loss available to common stockholders for the third quarter 2006 was $(1.2) million, or $(0.02) per diluted share vs. a $(3.6) million net loss available to common stockholders for the third quarter 2005, or $(0.14) per diluted share. During the third quarter of 2006, net loss available to common stockholders was adversely impacted by stock option expense of $0.3 million as compared to zero in the third quarter of 2005, and product development milestone expenses of $371,000 for the Akten (AK-1015) clinical trial and the Sofgen Pharmaceuticals development and supply agreement.
For the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005, net sales were $56.7 million vs. $33.7 million, an increase of 68%. Gross profit was $22.6 million or 40% of net sales, vs. $11.9 million or 35% of net sales. Net loss available to common shareholders was $(0.6) million vs. a net loss of $(8.0) million. For the first nine months of 2006, net income was adversely impacted by stock option expense of $1.0 million as compared to zero in the first nine months of 2005, product development milestone expenses of $613,000, and one-time non-recurring interest expense of $1.1 million recorded upon the early retirement of convertible debt.
Highlights for the Third Quarter 2006 include:
•	One new business development agreement was signed, with Sofgen Pharmaceuticals, which adds one new generic drug to Akorn’s product development pipeline. Combined with Fidia, Natco (2), and Cipla, this brings our total to five new business development agreements signed in 2006.

Highlights for the Third Quarter 2006 (cont.):
•	Two new contract manufacturing supply agreements were signed, one with GeneraMedix, Inc. and one with Advanced Vision Research, Inc. As previously announced, we believe that these two supply agreements will increase Contract Manufacturing sales by approximately 50% on an annualized basis beginning in 2007. Both supply agreements are expected to contribute revenue in the fourth quarter of 2006.

•	Two product approvals were received from the FDA: Bal-in-Oil injection and BSS Ophthalmic Solution, and three products were launched: Bal-in-Oil, Sufenta, and Sublimaze. To date, Akorn has received 10 ANDA product approvals in 2006.

•	Clinical trials began for Akten (AK-1015), Akorn’s internally developed new drug indicated for use in ocular anesthesia. Of the 200 patients that are necessary to complete the clinical trial, 104 patients have been enrolled. We expect to file the 505(b)(2) NDA in the first half of 2007.

•	Eight ANDA’s were submitted to the FDA. For the year, Akorn has submitted 19 ANDA’s and has a total of 27 ANDA’s under review with the FDA.

•	A $3.5 million purchase order for the procurement of Ca-DTPA and Zn-DTPA was received from the Department of Health and Human Services (HHS). This was the first purchase order that accessed the one million unit purchase option provided for in our 2005 contract award with HHS. Akorn expects to ship this order in the fourth quarter of 2006.

•	A $3.56 million equity investment was received from the Serum Institute of India, Ltd, one of Akorn’s long term strategic partners. Akorn expects to use these proceeds to begin the development of its biologics product pipeline.
Arthur S. Przybyl, President and Chief Executive Officer stated, “Our third quarter results continue to reflect our commitment to achieve our 2006 stated objectives: 50% year-over-year revenue increase, 40% gross margin, positive net income, 20 ANDA regulatory filings, 10 product approvals, and the completion of our lyophilization validation efforts.
“Late last week, our new liquid fill injectable/lyophilization product fill line was granted clearance by the FDA to manufacture and commercialize liquid injectable products. This action will allow us to further upgrade and automate our Decatur manufacturing facility. We expect to complete validation efforts on our lyophilizers prior to year end. Commercialization of the new lyophilizers will require a successful prior approval inspection (PAI) to be conducted by the FDA. Also in the third quarter, we retired our operating lease and purchased our two lyophilizers for $1.5 million, resulting in cash savings of approximately $613,000.

“We continue to develop four important products for anticipated product launches in 2008. Two proprietary products are being developed internally. AK-1015, now named Akten, is indicated for ocular anesthesia, continues to undergo clinical trials, and we expect to file our 505(b)(2) NDA in the first half of 2007. Formulation work continues on Minolok, our licensed patent from the University of Texas M.D. Anderson Cancer Center, and we expect to file a 510(k) in the first half of 2007. Two undisclosed generic products are being developed externally through Cipla and Sofgen, respectively, and we remain confident and on track for anticipated product launches in 2008. For these two products, the recent FDA announcement that specific generic drugs could be eligible for priority review is an additional benefit, potentially reducing the regulatory approval time for these two products. Akorn applauds this effort by the FDA to continue to help lower U.S. healthcare costs.
“Finally, although not immediately apparent, Serum Institute of India’s equity investment in Akorn is expected to be the beginning of a long term strategic partnership to expand our portfolio of products to eventually include biologics and vaccines.”
Conference Call
Akorn will host a conference call on Monday October 30, 2006, beginning at 5:00 p.m. Eastern Time to discuss third quarter 2006 operating results. The dial-in numbers are (800) 289-0508 for domestic callers and (913) 981-5550 for international callers. Alternatively, analysts, investors and other interested parties are invited to participate by visiting the Company’s website, www.akorn.com, and clicking on the live webcast icon located on the home page, or http://www.videonewswire.com/event.asp?id=35878. Please plan to log on at least ten minutes prior to the designated start time so management may begin promptly.
About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.
Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS

	SEPTEMBER 30,	DECEMBER 31,
	2006	2005
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,523	$791
Trade accounts receivable (less allowance for doubtful accounts of $1 and $13, respectively)	6,939	3,222
Inventories	10,421	10,279
Prepaid expenses and other current assets	1,206	1,402

TOTAL CURRENT ASSETS	38,089	15,694
PROPERTY, PLANT AND EQUIPMENT, NET	33,244	31,071
OTHER LONG-TERM ASSETS
Intangibles, net	9,164	10,210
Other	98	120

TOTAL OTHER LONG-TERM ASSETS	9,262	10,330

TOTAL ASSETS	$80,595	$57,095

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current installments of debt	$387	$7,044
Trade accounts payable	2,039	3,046
Accrued compensation	1,674	1,519
Customer accrued liabilities	538	135
Accrued interest payable	—	2,514
Accrued expenses and other liabilities	1,126	1,202

TOTAL CURRENT LIABILITIES	5,764	15,460
LONG-TERM LIABILITIES
Long-term debt, less current installments	309	602
Product warranty	1,131	—

TOTAL LONG-TERM LIABILITIES	1,440	602

TOTAL LIABILITIES	7,204	16,062

SHAREHOLDERS’ EQUITY
Common stock, no par value — 150,000,000 shares authorized; 81,000,130 and 27,618,745 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	136,863	67,339
Series A Preferred Stock, $1.00 par value, 257,172 shares authorized and issued, 241,122 shares outstanding at December 31, 2005	—	27,232
Series B Preferred Stock, $1.00 par value, 170,000 shares authorized, 141,000 shares originally issued, 74,195 outstanding at September 30, 2006 and 106,600 outstanding at December 31, 2005	7,854	10,758
Warrants to acquire common stock	7,312	13,696
Accumulated deficit	(78,638)	(77,992)

TOTAL SHAREHOLDERS’ EQUITY	73,391	41,033

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$80,595	$57,095

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2006	2005	2006	2005
Revenues	$14,490	$10,985	$56,695	$33,744
Cost of sales	8,539	7,317	34,056	21,881

GROSS PROFIT	5,951	3,668	22,639	11,863
Selling, general and administrative expenses	4,226	3,894	13,379	10,961
Amortization and write-down of intangibles	345	353	1,046	1,157
Research and development expenses	2,649	1,438	6,815	4,203

TOTAL OPERATING EXPENSES	7,220	5,685	21,240	16,321

OPERATING INCOME (LOSS)	(1,269)	(2,017)	1,399	(4,458)
Interest income/(expense) — net	230	(595)	(855)	(1,705)
Debt Retirement Gain/(Expense)	—	—	(391)	1,212
Other Expense	(28)	—	(57)	—

INCOME/(LOSS) BEFORE INCOME TAXES	(1,067)	(2,612)	96	(4,951)
Income tax provision	—	2	—	17

NET INCOME/(LOSS)	(1,067)	(2,614)	96	(4,968)
Preferred stock dividends and adjustments	(182)	(1,015)	(742)	(2,991)

NET INCOME/(LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(1,249)	$(3,629)	$(646)	$(7,959)

NET INCOME/(LOSS) PER SHARE:
BASIC	$(0.02)	$(0.14)	$(0.01)	$(0.31)

DILUTED	$(0.02)	$(0.14)	$(0.01)	$(0.31)

SHARES USED IN COMPUTING NET INCOME/(LOSS) PER SHARE:
BASIC	76,420	26,203	71,050	25,804

DILUTED	76,420	26,203	71,050	25,804

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS
(UNAUDITED)

	NINE MONTHS
	ENDED SEPTEMBER 30
	2006	2005
OPERATING ACTIVITIES
Net income (loss)	$96	$(4,968)
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,444	4,927
Amortization of deferred financing costs	—	72
Amortization of debt discounts	1,059	876
Advances to Strides Arcolab Limited	—	(1,500)
Gain on Retirement of Debt	—	(1,212)
Non-cash stock compensation expense	1,524	273
Changes in operating assets and liabilities:
Trade accounts receivable	(3,717)	4,761
Inventories	(142)	(330)
Prepaid expenses and other current assets	218	480
Trade accounts payable	(1,007)	(3,279)
Product warranty	1,131	—
Accrued customer liability	403	—
Accrued expenses and other liabilities	(137)	502

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,872	602
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,571)	(744)
Purchase of intangible assets	—	(75)

NET CASH USED IN INVESTING ACTIVITIES	(3,571)	(819)
FINANCING ACTIVITIES (See Note 1 below)
Repayment of long-term debt	(3,009)	(253)
Repayment of NeoPharm Debt	—	(2,500)
Net borrowings under lines of credit	—	—
Proceeds from common stock and warrant offerings	21,621	—
Proceeds from warrants exercised	1,213	150
Proceeds under stock option and stock purchase plans	606	734

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	20,431	(1,869)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	18,732	(2,086)
Cash and cash equivalents at beginning of period	791	4,110

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,523	$2,024

Amount paid for interest	$577	$397
Amount paid for income taxes	$2	$72

Note 1:	In March 2006, $7,298 in principal and interest related to convertible notes was retired by conversion to the common stock of Akorn, Inc.